EXHIBIT 23.1

                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Health and
Retirement  Properties  Trust for the  registration  of $750,000,000 of "Offered
Securities" and to the incorporation by reference therein of our report dated February 9, 1996 with respect to the financial statements and schedules of Health and Retirement Properties Trust included in its Annual Report (Form 10-
K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP
                                               ERNST & YOUNG LLP

Boston, Massachusetts
April 23, 1996